UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2025

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer (Principal Accounting/Financial Officer)

On March 5, 2025, the Board of Directors of Golden Matrix Group, Inc. (the “Company”, “we” and “us”), appointed Richard Christensen as the Chief Financial Officer (Principal Accounting/Financial Officer) of the Company (the “Appointment”), which Appointment is effective on the day following the day that the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, is filed with the Securities and Exchange Commission (SEC)(the “Filing Date”). As a result of the Appointment, Weiting ‘Cathy’ Feng, the Chief Financial Officer (Principal Financial/Accounting Officer), Chief Operating Officer and a Director of the Company of the Company, has agreed to step down as Chief Financial Officer (Principal Financial/Accounting Officer) effective the day after the Filing Date. As previously disclosed, Ms. Feng also provided her resignation as a member of the Board of Directors on January 25, 2025, effective upon the earlier of (a) 8:00 a.m. Pacific Standard Time on the date that is six months from the date of the Resignation Letter (July 25, 2025); and (b) the date and time that Board of Directors of the Company appoints a Chief Financial Officer, and as such, Ms. Feng’s resignation date as a member of the Board of Directors will also be the day after the Filing Date. Ms. Feng will remain the Chief Operating Officer of the Company on the day following the Filing Date.

Mr. Christensen is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Employment Agreement (discussed and described below), and there are no arrangements or understandings between Mr. Christensen and any other person pursuant to which Mr. Christensen was selected to serve as a director or officer of the Company, nor is Mr. Christensen a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company, including Mr. Christensen.

The Company plans to enter into a standard form of Indemnity Agreement (the “Indemnification Agreement”) with Mr. Christensen in connection with the Appointment. The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Christensen under the circumstances and to the extent provided for therein, for certain expenses he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as an officer of the Company, and otherwise to the fullest extent permitted under Nevada law and the Company’s governing documents. The foregoing is only a brief description of the Indemnification Agreement, does not purport to be complete and is qualified in its entirety by the Company’s standard form of indemnification agreement incorporated by reference herein as Exhibit 10.2. The Indemnification Agreement is identical in all material respects to the indemnification agreements entered into with other Company officers.

Biographical information for Mr. Christensen is provided below:

Richard B. Christensen, CPA, age 48:

Richard B. Christensen is a seasoned finance and accounting executive with over 25 years of comprehensive experience in international publicly-traded companies in the staffing, professional services, software, manufacturing, and construction industries.  Mr. Christensen’s key expertise includes corporate and business finance, mergers and acquisitions, technical accounting, and SEC reporting.  From December 2015 through February 2025, Mr. Christensen served in various roles with TrueBlue Inc., a staffing, software and professional services company, including Senior Vice President (SVP) and Chief Accounting Officer (December 2020 to August 2024), Treasurer (February 2022 to February 2025), and SVP Risk, Treasury and Corporate Development (August 2024 to February 2025). While at TrueBlue, Inc., Mr. Christensen managed all aspects of accounting and SEC reporting, and was involved with several acquisitions. Prior thereto, Mr. Christensen was employed at Itron, Inc., where he held various accounting, finance, operational and business development roles over a period of approximately ten years. Prior thereto, Mr. Christensen served as an Audit Manager at Deloitte & Touche LLP, where he worked for approximately five years.  Mr. Christensen received a BBA from Idaho State University in Computer Information Systems and Accounting, and received an MBA with a concentration in Finance from The Wharton School, University of Pennsylvania.  Mr. Christensen is licensed as a Certified Public Accountant in the state of Idaho.

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Employment Agreement

On March 7, 2025, and effective on March 1, 2025, the Company entered into an Executive Employment Agreement with Mr. Christensen (the “Employment Agreement”). Pursuant to the Employment Agreement, the Company agreed to engage Mr. Christensen as a non-executive employee of the Company prior to the day following the Filing Date, and the Chief Financial Officer (“CFO”) of the Company, beginning effective on the day following such Filing Date. The Employment Agreement provides for Mr. Christensen to be paid an annual salary of $330,000, and to receive 75,000 restricted stock units (the “RSUs”) and a $75,000 contingent cash bonus upon his entry into the Employment Agreement, which were issued effective on March 7, 2025.

The RSUs and contingent cash bonus will vest to Mr. Christensen to the extent and in the amounts set forth below, to the extent the following performance metrics are met by the Company, and that he remains employed by the Company through the applicable vesting dates, subject to certain customary accelerated vesting terms:

	Revenue Targets			AEBITDA Targets
Performance Period	Target Goal	RSUs Vested	Cash Bonus Payable	Target Goal	RSUs Vested	Cash Bonus Payable
Year ended December 31, 2025	2024 Revenue * 1.1	*	**	2024 AEBITDA * 1.1	*	**
Year ended December 31, 2025	2024 Revenue * 1.2	*	**	2024 AEBITDA * 1.2	*	**

* 25% of the total RSUs granted to each recipient.

** 25% of the total contingent cash bonus granted.

The RSUs were granted pursuant to, and subject in all cases to, the terms of the Company’s 2023 Equity Incentive Plan.

Additionally, the Board of Directors, with the recommendation of the Compensation Committee, may grant Mr. Christensen bonuses from time to time in its discretion, in cash or equity and/or increase his salary, which increases are not required to be set forth in an amendment to the agreement. The Employment Agreement includes customary assignment of inventions, confidentiality, indemnification, non-disclosure and proprietary right requirements of Mr. Christensen, and a prohibition on Mr. Christensen competing against us during the term of the agreement.

The Employment Agreement continues in effect until terminated by either party.

We have the right to terminate the Employment Agreement at any time, provided that we pay Mr. Christensen (i) a lump sum cash severance payment equal to three months of Mr. Christensen’s then current annual salary, if such termination occurs prior to March 1, 2026, or (ii) a lump sum cash severance payment equal to six months of Mr. Christensen’s then current annual salary, if such termination occurs after March 1, 2026. Mr. Christensen can also terminate the Employment Agreement at any time for good reason (as defined in the Employment Agreement), upon which termination we are required to pay Mr. Christensen the same amounts discussed in the preceding sentence. Additionally, in either case, all unvested equity award held by Mr. Christensen will vest upon his termination.

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We are also able to terminate the Employment Agreement at any time, without notice upon: (a) the death or physical or mental incapacity of Mr. Christensen, if as a result of which Mr. Christensen is unable to perform services for a period in excess of 90 consecutive days or 180 days in any 12-month period 30 days; (b) for “cause”, which means the occurrence of any of the following events: (i) Mr. Christensen materially breaches any obligation, duty, covenant or agreement under the Employment Agreement, which breach is not cured or corrected within thirty (30) days of written notice thereof from the Company; or (ii) Mr. Christensen’s willful failure or refusal to perform or nonperformance of his duties required by the Employment Agreement or assigned by the Company, whether through the Board of Directors or the Chief Executive Officer, provided that Mr. Christensen shall have first received written notice from the Company stating with specificity the nature of such failure and refusal and affording Mr. Christensen an opportunity, as soon as practicable, to correct the acts or omissions complained of, and failure of Mr. Christensen to cure such failure or refusal within thirty (30) days after written notice; or (iii) any gross negligence or willful misconduct of Mr. Christensen with regard to the Company or any of its subsidiaries resulting in a material economic loss to the Company or material damage to the Company’s reputation or business relationships; or (iv) if Mr. Christensen commits any act of misappropriation of funds or embezzlement; or (v) if Mr. Christensen commits any act of fraud; or (vi) if Mr. Christensen is convicted of, or pleads guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law; and, in the case of any of the above offenses, such offense casts reasonable doubt on Mr. Christensen’s ability to perform his duties going forward.

If the Company terminates the Employment Agreement for cause or Mr. Christensen terminates the agreement without good reason (as discussed in the Employment Agreement), we are required to pay Mr. Christensen any unpaid fees and/or unpaid and unreimbursed expenses accrued but unpaid prior to the effective termination date. Additionally, any equity awards held by Mr. Christensen which have not then vested, will terminate.

Incentive compensation paid pursuant to the terms of the Employment Agreement is subject to clawback pursuant to the terms of applicable law and our previously adopted clawback policy.

The foregoing summary of the Employment Agreement, Indemnification Agreement and RSUs is a summary only and is qualified in its entirety by reference to the Employment Agreement, Indemnification Agreement and form of RSU Award Grant Notice and Agreement, copies of which are attached hereto (or incorporated by reference herein) as Exhibits 10.1, 10.2 and 10.3, respectively and are incorporated into this Item 5.02 by reference in its entirety.

Item 7.01. Regulation FD Disclosure.

On March 7, 2025, the Company published a press release announcing the appointment of Mr. Christensen as CFO. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01.

The information responsive to Item 7.01 of this Form 8-K and Exhibit 99.1 attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

Reduction in Automatic Increase In Plan Shares

On March 5, 2025, the Board of Directors determined that the automatic increase in shares available for awards under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”), which will be effective on April 1, 2025 pursuant to the terms of the 2023 Plan, should be reduced by the total number of May 2024 restricted stock units granted and as such, the total shares available for awards under the 2023 Plan will only increase by 3,632,000 shares on April 1, 2025, pursuant to the terms of the 2023 Plan, instead of by 5,000,000 shares, as would have otherwise occurred.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1*	Executive Employment Agreement dated March 7, 2025, and effective March 1, 2025, by and between Golden Matrix Group, Inc. and Richard B. Christensen
10.2

Form of Indemnification Agreement (Filed as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 26, 2025, and incorporated by reference herein)

10.3***

Form of Golden Matrix Group, Inc. RSU Award Grant Notice and RSU Award Agreement (2023 Equity Incentive Plan) (Filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 16, 2025, and incorporated by reference herein)

99.1**	Press Release dated March 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith.

*** Indicates management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: March 10, 2025	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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